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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-A/A

                      AMENDING FORM 8-A FILED INITIALLY ON

                                  JULY 18, 2000

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          MIRAVANT MEDICAL TECHNOLOGIES
             (Exact name of registrant as specified in its charter)

            DELAWARE                 0-25544                     77-0222872
            --------                 -------                     ----------
 (State or other jurisdiction of (Commission File Number)    Identification No.)

                                336 Bollay Drive
                             Santa Barbara, CA 93117
          (Address of principal executive offices, including zip code)
                                 (805) 685-9880
                         (Registrant's telephone number,
                              including area code)

          (Former name or former address, if changed since last report)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates (if applicable): Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act: None


                                (Title of Class)


 Securities to be registered pursuant to Section 12(g) of the Act: NASDAQ OTCBB
                        Preferred Stock Purchase Rights

This Form 8-A/A amends and supplements the Form 8-A filed by Miravant Medical Technologies, or the Company, on July 18, 2000 and as amended on May 24, 2001 and January 4, 2005, which are referred to in this report as the "Form 8-A".

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Item 1.           Description of Registrant's Securities to be Registered

     Item 1 of the Form 8-A is amended and supplemented by adding the following:

     On March 4, 2005, the Board of Directors of the Company authorized an amendment to the Preferred Stock Rights Agreement, dated as of July 13, 2000, or the Rights Agreement, between the Company and U.S. Stock Transfer Corporation, as Rights Agent. The amendment revises the definition of "Acquiring Person" contained in Section 1 of the Rights Agreement.

     The amendment is attached as Exhibit 4.4 hereto and incorporated herein by reference.

Item 2.           Exhibits

Exhibit No.                                                   Description



4.1 Preferred Stock Rights Agreement, dated as of July 13, 2000, between Miravant Medical Technologies and U.S. Stock Transfer Corporation including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively. (incorporated by reference to Exhibit 4.1 to the Company's Report on Form 8-A, filed July 18, 2000) Amendment to the Rights Agreement, dated as of April 24, 2001, between Miravant Medical

4.2  Technologies  and  U.S.  Stock  Transfer   Corporation,   as  Rights  Agent
     (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed May 24, 2001)

4.3 Amendment to the Rights Agreement, dated as of December 31, 2004, between Miravant Medical Technologies and U.S. Stock Transfer Corporation, as Rights Agent. (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed January 4, 2005)

4.4 Amendment to the Rights Agreement, dated as of March 4, 2005, between Miravant Medical Technologies and U.S. Stock Transfer Corporation, as Rights Agent.








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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MIRAVANT MEDICAL TECHNOLOGIES

                                           By:/s/ John M. Philpott
                                           ------------------------------------
                                                John M. Philpott
                                                Chief Financial Officer

Date:  March 10, 2005


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                                  EXHIBIT INDEX

Exhibit No.                  Description

4.1 Preferred Stock Rights Agreement, dated as of July 13, 2000, between Miravant Medical Technologies and U.S. Stock Transfer Corporation including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A, B, and C, respectively. (incorporated by reference to Exhibit 4.1 to the Company's Report on Form 8-A, filed July 18, 2000) Amendment to the Rights Agreement, dated as of April 24, 2001, between Miravant Medical

4.2  Technologies  and  U.S.  Stock  Transfer   Corporation,   as  Rights  Agent
     (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed May 24, 2001)

4.3 Amendment to the Rights Agreement, dated as of December 31, 2004, between Miravant Medical Technologies and U.S. Stock Transfer Corporation, as Rights Agent. (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, filed January 4, 2005)

4.4 Amendment to the Rights Agreement, dated as of March 4, 2005, between Miravant Medical Technologies and U.S. Stock Transfer Corporation, as Rights Agent.